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                                                                  EXHIBIT 10.10

                         SECURITIES EXCHANGE AGREEMENT


     This Securities Exchange Agreement (the "Agreement") dated as of the 5th day of March, 1998, is by and among Cummings Point Industries, Inc., a Delaware corporation (the "Company"), and Capricorn Investors, L.P., a Delaware limited partnership ("Cap I"), and Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II") (Cap I and Cap II being sometimes herein called the "Stockholders").

                                   RECITALS:

     Cap I and Cap II are the only holders of the outstanding Common Stock, par value $.01 per share, of the Company ("Common Stock"), owning of record and beneficially 3,415,000 shares (68.3%) and 1,585,000 shares (31.7%), respectively, which, after giving effect to the Stock Split referenced below, will become 4,553,334 shares (68.3%) and 2,113,334 shares (31.7%), respectively.

     Cap I is also the holder of $5,084,501 in principal amount of a 13% Subordinated Promissory Note due 2000 drawn by the Company to the order of Cap I ("Note 1").

     Cap II is also the holder of $2,359,864 in principal amount of a 13% Subordinated Promissory Note due 2000 drawn by the Company to the order of Cap II ("Note 2").

     Note 1 and Note 2 are sometimes herein called the "Notes".

     The Company is proposing to offer, sell and deliver, out of original issue, a number of shares of Common Stock to the public in an offering (the "Initial Public Offering") firmly underwritten by certain underwriters and registered pursuant to a registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission pursuant to the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the General Rules and Regulations (the "Securities Act Rules") thereunder (the registration statement, in the form as it shall have been amended immediately prior to the Acceleration Date (as hereinafter defined) being herein called the "Registration Statement").

     The Stockholders, in order to assist the Company in its Initial Public Offering, are willing to exchange the Notes for shares of Common Stock immediately after the Acceleration Date.

     The Company is currently negotiating and anticipates executing and delivering in the near future an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will acquire The Cynara Company ("Cynara") by virtue of the merger of a wholly-owned subsidiary of the Company with and into Cynara.

     The Stockholders acknowledge that Cynara may rely on the performance of this Agreement by the parties hereto in executing and delivering the Merger Agreement.

     The Board of Directors of the Company has authorized an amendment to the Certificate of Incorporation of the Company pursuant to which, among other things, the outstanding Common

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Stock will be split on the basis of four shares for each three shares then issued, and the Stockholders expect to approve, and the Company expects then to file, a Certificate of Amendment to the Certificate of Incorporation of the Company giving effect to such split (the "Stock Split").

         NOW, THEREFORE, the parties hereto, in consideration of the premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         1 .     Exchange of Securities.  Subject to the terms and conditions herein set forth,

                 (a) Cap I hereby agrees to sell and exchange Note 2 to the Company, and the Company hereby agrees to purchase and accept Note 1, in consideration of the issuance by the Company, out of original issue, of an aggregate of 1,010,333 shares of Common Stock (after giving effect to the Stock Split); and

                (b) Cap II hereby agrees to sell and exchange Note 2 to the Company, and the Company hereby agrees to purchase and accept Note 2, in consideration of the issuance by the Company, out of original issue, of an aggregate of 468,925 shares of Common Stock (after giving effect to the Stock Split).

         2.      Closing of the Exchange.

                 (a) The closing of the exchange of securities shall be effected on the business day next following the Acceleration Date (as hereinafter defined) at 10:00 a.m., local time, at the offices of Vinson & Elkins L.L.P., First City Tower, Houston, Texas 77002-6760 or at such other date, time and place as the parties hereto shall determine.

                 (b) At the closing, the Company shall deliver to Cap I a certificate registered in the name of Cap I and otherwise in proper form for delivery evidencing an aggregate of 1,010,333 shares of Common Stock against delivery by Cap I to the Company of Note 1.

                 (c) At the closing, the Company shall deliver to Cap II a certificate registered in the name of Cap II and otherwise in proper form for delivery evidencing an aggregate of 468,925 shares of Common Stock against delivery by Cap II to the Company of Note 2.

         3 .     Closing Conditions.  The following shall be conditions to the obligations of each party hereto to consummate the transactions contemplated hereto:

                 (a) The Company shall have made a request in writing pursuant to Rule 461 of the Securities Act Rules to accelerate the effective date of the Registration Statement to a date certain not more than five days later than the date on which such request is given (the "Acceleration Date"), and Donaldson Lufkin & Jenrette Securities Corporation, as the principal underwriter of the Initial Public Offering, shall have joined in such request in accordance with the said Rule 461; and



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                 (b)       all the transactions contemplated by Section 1 herein
          shall be consummated concurrently.

          4. Investment Representation. Each of the Stockholders hereby represents, as to itself, that it is purchasing the shares of Common Stock to be acquired by it pursuant to this Agreement without a view to the "distribution" of all or any part thereof as such term is used in Section 2(11) of the Securities Act.

          5. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto.

          6. Benefit and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party hereto except by operation of law or with the prior express written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to be duly received if so given) in person, by telecopy, by express courier service or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:


If to the Company:                Cummings Point Industries, Inc.
                                  Brookhollow Central III
                                  2950 North Loop West
                                  Houston, Texas 77092
                                  Attention: Nathaniel A. Gregory
                                             Chairman of the Board and
                                             Chief Executive Officer
                                  Telecopy No.: (713) 683-7841


If to Cap I:                      Capricorn Investors, L.P.
                                  30 East Elm Street
                                  Greenwich, Connecticut 06830
                                  Attention: Herbert S. Winokur, Jr.
                                  Telecopy No.: (203) 861-6671

If to Cap II:                     Capricorn Investors II, L.P.
                                  30 East Elm Street
                                  Greenwich, Connecticut 06830
                                  Attention.  Herbert S. Winokur, Jr.
                                  Telecopy No.: (203) 861-6671


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or to such other address or telecopy number as either party shall have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof,

            9. Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the Company or either Stockholder under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same agreement.

          11. Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof

          12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.



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             IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Company and each of the Stockholders as of the date first above written.

                                        CUMMINGS POINT INDUSTRIES, INC.


                                        By:    [ILLEGIBLE]
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        CAPRICORN INVESTORS, L.P.

                                        By:   Capricorn Holdings, G.P.,
                                                Its general partner

                                              By:  Winokur Holdings Inc.,
                                                    Its general partner

                                              By: /s/ HERBERT S. WINOKUR, JR.
                                                 ------------------------------
                                              Name:   Herbert S. Winokur, Jr.
                                              Title:  President

                                        CAPRICORN INVESTORS II, L.P.

                                        By:   Capricorn  Holdings, LLC,
                                                Its general partner

                                              By: /s/ HERBERT S. WINOKUR, JR.
                                                  -----------------------------
                                              Name:   Herbert S. Winokur, Jr.
                                              Title:  Manager



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